EXHIBIT 5


                       OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200



                                                                   June 24, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


                           Re:      NUCO2 INC.
                                    REGISTRATION STATEMENT ON FORM S-8


Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by NuCo2 Inc., a Florida corporation (the "Company"). The Registration Statement relates to an aggregate of 477,934 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares will be issued and sold by the Company in accordance with certain employee benefit plans (as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended) (each a "Plan") of the Company.

         We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Plans, the documents to be sent or given to participants in the Plans and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all


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Securities and Exchange Commission
June 24, 1996
Page -2-


signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions described in the relevant Plan, will be duly and validly issued, fully paid and non-assessable.

         We advise you that Robert L. Frome, a director of the Company, is a shareholder of the Company and a member of this firm. Other members of the firm are also shareholders of the Company.

         We consent to the reference to this firm under the caption "Legal Opinion" in the Prospectuses.


                                   Very truly yours,

                                   /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                   ------------------------------------------
                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP